Exhibit 15

July 31, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 31, 2013 on our review of interim financial information of Cell Therapeutics, Inc. for the three- and six-month periods ended June 30, 2013 and 2012, and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013 is incorporated by reference in the Registration Statements of Cell Therapeutics, Inc. on Forms S-3 (File Nos. 333-130411, 333-131533, 333-130004, 333-36038, 333-41300, 333-67906, 333-36603, 333-38431, 333-108926, 333-112681, 333-138170, 333-134126, 333-143452, 333-149980, 333-149981, 333-149982, 333-152171, 333-160969, 333-158272, 333-157376, 333-153358, 333-163479, 333-161442, 333-93835, 333-33872, 333-33268, 333-39385, 333-177506, 333-182330, and 333-183037) and on Form S-8 (File No. 333-65200, 333-58957, 333-35919, 333-97015, 333-106568, 333-106571, 333-112791, 333-118016, 333-146624, 333-152168, 333-158260, 333-162955, 333-170044, 333-178158, 333-184004, and 333-189611).

Yours very truly,

/s/ Marcum LLP

Marcum LLP

San Francisco, California